UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

WISDOM HOMES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708 (Address of principal executive offices) (zip code)

(800) 727-1024 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 1, 2015, we entered into a Home Development Agreement dated April 30, 2015 with our wholly-owned subsidiary, Wisdom Manufactured Homes of America, Inc., and Pixel East Properties, LLC. Pursuant to the Agreement, Pixel advanced to us the sum of One Hundred Thousand Dollars ($100,000) which we will use to improve one or more of the homesites in Sherman, Texas which we have the right to improve and sell pursuant to our Exclusive Option to Improve and Sell with American National Credit Corporation, and to purchase and place manufactured homes on the homesites. Upon the sale of the homesite, the net profits (after the payment of all costs, including the purchase and improvement of the homesite, purchase of a manufactured home (which we have agreed to sell at our wholesale cost), and selling costs and expenses), will be split equally between us and Pixel. Upon the completion of the first sale, at Pixel’s discretion, the funds can be used to purchase and improve another homesite, up to a maximum of four.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Home Development Agreement dated April 30, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: May 5, 2015	/s/ James Pakulis
By: James Pakulis
Its: President and Chief Executive Officer